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                                                                      EXHIBIT 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Trustees and Shareholders


  Explorer Institutional Active Core Fund:



We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Investment Advisory and Other Services -- Custodian and Independent Accountants" in the Statement of Additional Information.


                                      /s/ KPMG Peat Marwick LLP

Chicago, Illinois

April 22, 1997

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Trustees and Shareholder

  Explorer Institutional Limited Duration Fund:



We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Investment Advisory and Other Services -- Custodian and Independent Accountants" in the Statement of Additional Information.


                                      /s/ KPMG Peat Marwick LLP

Chicago, Illinois

April 22, 1997